EXHIBIT 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Mel Scott	Norma Dunn
713-570-4553	713-830-8883
scottm@calpine.com	ndunn@calpine.com

Calpine to Restructure Power Sales Agreement
With the California Department of Water Resources

(SAN JOSE, Calif. and HOUSTON, Texas) [Dec. 12, 2007] – Calpine Corporation [OTC Pink Sheets: CPNLQ] today announced a restructuring of its existing power sales agreement with the California Department of Water Resources (CDWR). Under the terms, Calpine will sell CDWR up to a five-year supply of peaking capacity from the company’s Los Esteros Critical Energy Facility (LECEF), a 180-megawatt natural gas fired energy facility, located in San Jose, Calif. The restructured agreement amends Calpine’s previous obligation to deliver 1,000 megawatts of fixed-price energy through 2009, and replaces it with a unit-specific arrangement whereby CDWR has the right to dispatch LECEF through 2009 with an option to extend this agreement for an additional three years.

“We are pleased with the outcome of this truly collaborative effort and commend the California Department of Water Resources for approaching Calpine with a creative solution that benefits all parties – California energy consumers, the state of California and Calpine,” stated Calpine Chief Executive Officer Robert P. May. “Calpine will continue to provide electricity to California and Silicon Valley homes and businesses from a competitively priced, peaking power resource. In addition, we are proud to have continued to meet all of our power sales agreements and performance obligations with CDWR since 2001.”

Calpine in California

Calpine has made an unprecedented investment in California’s energy infrastructure through the construction and operation of the state’s newest, cleanest, and most fuel-efficient fleet of power plants. The state's single largest producer of power from renewable resources, Calpine also was the first company to license and construct a major California power plant in more than a decade and is responsible for the first baseload generation built in the San Francisco Bay Area in more than 30 years. Since July 2001, Calpine has added more than 4,000 megawatts of new capacity in California –  an accomplishment unmatched by any other company in the energy industry.

-more-

Calpine Announces Agreement to Amend Power Sales Agreement
With the California Department of Water Resources

Dec. 12, 2007

About Calpine

Calpine Corporation is helping meet the needs of an economy that demands more and cleaner sources of electricity.  Founded in 1984, Calpine is a major U.S. power company, capable of delivering nearly 24,000 megawatts of clean, cost-effective, reliable and fuel-efficient electricity to customers and communities in 18 states in the U.S.  The company owns, leases and operates low-carbon, natural gas-fired and renewable geothermal power plants.  Using advanced technologies, Calpine generates electricity in a reliable and environmentally responsible manner for the customers and communities it serves.  Please visit www.calpine.com for more information.

In addition to historical information, this release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  We use words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements.  Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with our Chapter 11 cases and Companies’ Creditors Arrangement Act (CCAA) proceedings of certain of Calpine’s Canadian affiliates, including our ability to successfully reorganize and emerge from Chapter 11; (ii) our ability to implement our business plan; (iii) financial results that may be volatile and may not reflect historical trends; (iv) seasonal fluctuations of our results; (v) potential volatility in earnings associated with fluctuations in prices for commodities such as natural gas and power; (vi) our ability to manage liquidity needs and comply with covenants related to our existing financing obligations and anticipated exit financing; (vii) the direct or indirect effects on our business of our impaired credit including increased cash collateral requirements in connection with the use of commodity contracts; (viii) transportation of natural gas and transmission of electricity; (ix) the expiration or termination of our power purchase agreements and the related results on revenues; (x) risks associated with the operation of power plants including unscheduled outages; (xi) factors that impact the output of our geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xii) risks associated with power project development and construction activities; (xiii) our ability to attract, retain and motivate key employees; (xiv) our ability to attract and retain customers and contract counterparties; (xv) competition; (xvi) risks associated with marketing and selling power from plants in the evolving energy markets; (xvii) present and possible future claims, litigation and enforcement actions; (xviii) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xix) other risks identified from time-to-time in Calpine’s reports and registration statements filed with the SEC, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2006, and Quarterly Reports on Form 10-Q.  Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and Calpine undertakes no obligation to update any such statements. Unless specified otherwise, all information set forth in this release is as of today’s date, and Calpine undertakes no duty to update this information. For additional information about Calpine’s chapter 11 reorganization or general business operations, please refer to Calpine’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Calpine’s Quarterly Reports on Form 10-Q, and any other recent Calpine report to the Securities and Exchange Commission.  These filings are available by visiting the Securities and Exchange Commission’s website at http://www.sec.gov or Calpine’s website at http://www.calpine.com.
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